As filed with the Securities and Exchange Commission on January 5, 2017

Registration No. 333-145783

Registration No. 333-126736

Registration No. 333-111034

Registration No. 333-98729

Registration No. 333-35556

Registration No. 333-31267

Registration No. 33-58135

Registration No. 33-35637

Registration No. 33-28350

Registration No. 33-5713

Registration No. 2-83661

Registration No. 33-11029

Registration No. 33-19068

Registration No. 333-31223

Registration No. 333-106762

Registration No. 333-147952

Registration No. 33-35737

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-145783

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-126736

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-111034

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-98729

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-35556

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-31267

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-58135

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-35637

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 33-28350

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 33-5713

POST-EFFECTIVE AMENDMENT NO. 4 TO FORM S-8 REGISTRATION STATEMENT NO. 2-83661

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-11029

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 33-19068

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-31223

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-106762

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-147952

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-35737

UNDER

THE SECURITIES ACT OF 1933

Southwest Gas Corporation

(Exact name of registrant as specified in its charter)

California	88-0085720
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

5241 Spring Mountain Road

P.O. Box 98510

Las Vegas, Nevada 89193-8510

(Address of principal executive offices)

Southwest Gas Corporation Employees’ Investment Plan

1982 Incentive Stock Option Plan for Key Employees of Nevada Savings and Loan Association

Employees’ 401(k) Plan of Nevada Savings and Loan Association

Employees’ 401(k) Plan of Primerit Bank, Federal Savings Plan

Southwest Gas Corporation 1996 Stock Incentive Plan

Southwest Gas Corporation 2002 Stock Incentive Plan

Southwest Gas Corporation Management Incentive Plan

Southwest Gas Corporation 2006 Restricted Stock/Unit Plan

(Full title of the Plan)

KAREN S. HALLER

Senior Vice President/General Counsel and Corporate Secretary

Southwest Gas Corporation

5241 Spring Mountain Road

P.O. Box 98510

Las Vegas, Nevada 89193-8510

(Name and address of agent for service)

(702) 876-7237

(Telephone number, including area code, of agent for service)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to all Registration Statements on Form S-8, including all post-effective amendments thereto, of Southwest Gas Corporation (the “Registrant” or the “Company”), including but not limited to the following Registration Statements on Form S-8 (collectively, the “Covered Registration Statements”), with the exception of the Excluded Registration Statements (as defined below), and is being filed to deregister all securities of the Registrant that had been registered for issuance on the Covered Registration Statements that remain unsold under such Covered Registration Statements:

•	File No. 333-145783 pertaining to the registration of 750,000 shares of common stock of the Registrant, par value $1.00 per share, (the “Common Stock”) issuable under the Southwest Gas Corporation Employees’ Investment Plan.

•	File No. 333-126736 pertaining to the registration of 750,000 shares of Common Stock issuable under the Southwest Gas Corporation Employees’ Investment Plan.

•	File No. 333-111034 pertaining to the registration of 600,000 shares of Common Stock issuable under the Southwest Gas Corporation Employees’ Investment Plan.

•	File No. 333-98729 pertaining to the registration of 400,000 shares of Common Stock issuable under the Southwest Gas Corporation Employees’ Investment Plan.

•	File No. 333-35556 pertaining to the registration of 400,000 shares of Common Stock issuable under the Southwest Gas Corporation Employees’ Investment Plan.

•	File No. 333-31267 pertaining to the registration of 400,000 shares of Common Stock issuable under the Southwest Gas Corporation Employees’ Investment Plan.

•	File No. 33-58135 pertaining to the registration of 800,000 shares of Common Stock issuable under the Southwest Gas Corporation Employees’ Investment Plan.

•	File No. 33-35637 pertaining to the registration of 800,000 shares of Common Stock issuable under the Southwest Gas Corporation Employees’ Investment Plan.

•	File No. 33-28350 pertaining to the registration of 300,000 shares of Common Stock issuable under the Southwest Gas Corporation Employees’ Investment Plan.

•	File No. 33-5713 pertaining to the registration of 300,000 shares of Common Stock issuable under the Southwest Gas Corporation Employees’ Investment Plan.

•	File No. 2-83661 pertaining to the registration of 300,000 shares of Common Stock issuable under the Southwest Gas Corporation Employees’ Investment Plan.

•	File No. 33-11029 pertaining to the registration of 132,907 shares of Common Stock issuable under the 1982 Incentive Stock Option Plan for Key Employees of Nevada Savings and Loan Association.

•	File No. 33-19068 pertaining to the registration of 15,000 shares of Common Stock issuable under the Employees’ 401(k) Plan of Nevada Savings and Loan Association.

•	File No. 333-31223 pertaining to the registration of 1,500,000 shares of Common Stock issuable under the Southwest Gas Corporation 1996 Stock Incentive Plan.

•	File No. 333-106762 pertaining to the registration of 1,500,000 shares of Common Stock issuable under the Southwest Gas Corporation 2002 Stock Incentive Plan.

•	File No. 333-147952 pertaining to the registration of 512,825 shares of Common Stock issuable under the Southwest Gas Corporation Management Incentive Plan and 400,000 shares of Common Stock issuable under the Southwest Gas Corporation 2006 Restricted Stock/Unit Plan.

•	File No. 33-35737 pertaining to the registration of 100,000 shares of Common Stock issuable under the Employees’ 401(k) Plan of Primerit Bank, Federal Savings Plan.

On January 1, 2017, the Registrant implemented a holding company reorganization (the “Reorganization”) pursuant to the Agreement and Plan of Merger, dated as of December 28, 2016, by and among the Registrant, Southwest Gas Holdings, Inc. (“HoldCo”) and Southwest Reorganization Co. (“MergerSub”) and the Plan of Reorganization dated as of December 28, 2016, by and among the Company, HoldCo, MergerSub and Southwest Gas Utility Group, Inc. in accordance with the California Corporations Code. As a result of the Reorganization, the Registrant became a wholly owned subsidiary of HoldCo, and HoldCo became the successor issuer to the Registrant pursuant to Rule 12g-3 under the Securities Exchange Act of 1934, as amended. In the Reorganization, each share of the issued and outstanding common stock of the Registrant was converted automatically into one share of common stock of HoldCo.

This Post-Effective Amendment does not relate to the following Registration Statements on Form S-8 (the “Excluded Registration Statements”), which have been adopted by HoldCo in accordance with Rule 414(d) under the Securities Act of 1933, as amended:

•	File No. 333-215145 as filed with the Commission on December 16, 2016 pertaining to the registration of 1,000,000 shares of Common Stock issuable under the Southwest Gas Corporation Employees’ Investment Plan.

•	File No. 333-155581 as filed with the Commission on November 21, 2008 pertaining to the registration of 1,000,000 shares of Common Stock issuable under the Southwest Gas Corporation Employees’ Investment Plan.

•	File No. 333-200835 as filed with the Commission on December 10, 2014 pertaining to the registration of 750,000 shares of Common Stock issuable under the Southwest Gas Corporation Management Incentive Plan.

•	File No. 333-168731as filed with the Commission on August 10, 2010 pertaining to the registration of 500,000 shares of Common Stock issuable under the Southwest Gas Corporation Management Incentive Plan.

•	File No. 333-215150 as filed with the Commission on December 16, 2016 pertaining to the registration of 400,000 shares of Common Stock issuable under the Southwest Gas Corporation 2006 Restricted Stock/Unit Plan.

•	File No. 333-185354 as filed with the Commission on December 7, 2012 pertaining to the registration of 229,720 shares of Common Stock issuable under the Southwest Gas Corporation 2006 Restricted Stock/Unit Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on January 5, 2017.

SOUTHWEST GAS CORPORATION

By:	/s/ John P. Hester
Name:	John P. Hester
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John P. Hester (John P. Hester)	Director, President and Chief Executive Officer	January 5, 2017

/s/ Karen S. Haller (Karen S. Haller)	Director, Senior Vice President, General Counsel and Corporate Secretary	January 5, 2017

/s/ Roy R. Centrella (Roy R. Centrella)	Director, Senior Vice President and Chief Financial Officer	January 5, 2017

(Michael J. Melarkey)	Director

/s/ Gregory J. Peterson (Gregory J. Peterson)	Vice President, Controller, and Chief Accounting Officer	January 5, 2017